                                                                    EXHIBIT 10.6


PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
================================================================================


This Purchase and License Agreement ("Purchase and License Agreement") is between Nortel Networks Inc. ("Nortel Networks") and Dobson Communications Corporation ("Dobson") and its Affiliates, as defined in Annex 2, (jointly or individually, as the case may be ("Customer"), effective as of November 16, 2001, ("Effective Date") shall commence on the Effective Date and shall expire December 31, 2004 ("Term"). Additional terms related to Customer's purchase or license of Products or Services may be added by written agreements ("Supplements") referencing the Purchase and License Agreement, collectively referred to as the "Agreement". The Services Supplement is attached hereto and incorporated by reference.

1. DEFINITIONS

a) "Direct Competitor" includes all companies in the business of inventing, manufacturing or selling switching products or products significantly or functionally similar to those sold under this Agreement, as well as other companies that are generally known in the industry as Nortel Networks' direct competitors.

b) "Furnish-only" means Products that Customer installs.

c) "Hardware" means a Nortel Networks machine or components.

d) "Products" are any Hardware, Software or Third Party Vendor Items provided under this Agreement.

e) "Services" means the activities to be undertaken by Nortel Networks pursuant to an Order, including, but not limited to, engineering, maintenance and installation, implementation, design, consulting, business planning, network planning and analysis.

f) "Software" is owned or licensed by Nortel Networks, its parent or one of its subsidiaries or affiliates, and is copyrighted and licensed, not sold. Software consists of machine-readable instructions, its components, data, audio-visual content (such as images, text, recordings or pictures) and related licensed materials including all whole or partial copies.

g) "Switch" shall mean any one of the DMS-MTX family of switching components.

h) "Third Party Vendor Item" includes "Third Party Hardware" and "Third Party Software" and means any non-Nortel Networks hardware and/or software supplied to Customer under this Agreement.

i) "Turnover" shall mean the date upon which Nortel Networks completes installation of Product(s) in accordance with Nortel Networks' standard technical specifications for such Product(s).

2. ORDERS/COMMITMENTS

a) Customer may order Products or Services by issuing a written purchase order signed by an authorized representative or, if Customer is enrolled in any then current Nortel Networks' electronic commerce program, by submitting electronic orders (collectively, "Orders"). All Orders shall reference this Agreement and specify the quantity, price, Nortel Networks quotation number, shipping and billing instructions, installation location, requested delivery dates, requested commencement date for Services, any statement of work, and any other special instructions. All Orders will be governed by and cannot alter the terms and conditions of this Agreement. Customer and Nortel Networks hereby acknowledge and agree that Orders numbered 50410-000 and 50413-000 shall be governed by the terms and conditions of this Agreement. Nortel Networks' written or electronic communication accepting the Order, shipment of Products or commencement of Services will be Nortel Networks' acceptance of Customer's Order.

b) As provided for in this Agreement, Customer agrees during the Term of the Agreement to purchase/license, pay for and accept delivery of Products pursuant to this Agreement in a net amount (i.e., net price less any applicable discounts, Product Credits, Purchase Credits or incentives, but exclusive of taxes, shipping, insurance, and similar charges ("Net Price")) totaling not less than * ("Volume Commitment"). In the event that Customer fails to achieve the Volume Commitment prior to the expiration or termination of the Term of this Agreement, Customer shall promptly pay Nortel Networks, as a liquidated damage and not as a penalty, (i) an amount equal to * of that portion of the Volume Commitment that remains unfulfilled, and (ii) any amounts of Training Bank Dollars used by Customer prior to expiration or termination of this Agreement. Such amount shall be due and payable within thirty (30) days of Nortel Networks' invoice therefor. Upon execution of this Agreement, Customer's purchase commitment pursuant to the DMS-MTX Cellular Supply Agreement dated on or about December 6, 1995, as amended, is hereby considered fulfilled and Customer has no further obligation thereto.

c) Customer agrees during the fourth quarter of 2001 (i.e., Effective Date through December 31, 2001) to purchase/license and accept delivery of Products in a Net Price totaling not less than * ("Fourth Quarter Commitment"). Upon fulfillment of the Fourth Quarter Commitment, Nortel Networks shall provide Customer with * of product credits ("Product Credits"). Such Product Credits may only be used by Customer to pay for Annex 1 Products purchased hereunder, excluding Third Party Vendor Items. Any Product Credits provided to Customer pursuant to this Section 2 shall not reduce the total price of any Order by more than * . Product Credits must be used during calendar year 2002, after which such Product Credits will be forfeited, and shall have no cash value. Purchases made pursuant to the Fourth Quarter Commitment shall count toward fulfillment of Customer's Volume Commitment. In the event Customer fails to achieve the Fourth Quarter Commitment, Customer shall receive no Product Credits hereunder.

3. ELECTRONIC COMMERCE PROGRAMS

By enrolling in any Nortel Networks' electronic commerce program including, but not limited to, the electronic data interchange, Customer agrees to comply with the terms of such program. Customer agrees that all electronic Orders issued are equivalent to a written Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer's or Nortel Networks' electronic commerce website, this Agreement governs. Customer is responsible for the use and protection of all electronic commerce passcodes provided by Nortel Networks and agrees that all Orders submitted using such passcodes are valid and binding Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer's failure to access

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* Confidential information has been omitted and filed separately with the
  Securities and Exchange Commission.





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PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
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Customer's or Nortel Networks' electronic commerce website or errors or failures relating to its operation.

4. LICENSED USE OF SOFTWARE

Nortel Networks grants Customer a nonexclusive license to use a copy of the Software to the extent of the activation or authorized usage level. To the extent Software is furnished for use with designated Products or Customer furnished equipment ("CFE"), Customer is granted a nonexclusive license to use Software only on such Products or CFE, as applicable. Software contains trade secrets and Customer agrees to treat Software as Information. Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement. Customer shall not a) use, copy, modify, transfer or distribute the Software except as expressly authorized; b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; c) create derivative works or modifications unless expressly authorized; or d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel Networks are beneficiaries of this provision. Upon termination or breach of the license by Customer or in the event designated Product or CFE is no longer in use, Customer will promptly return the Software to Nortel Networks or certify its destruction. Nortel Networks may audit by remote polling or other reasonable means to determine Customer's Software activation or usage levels. With respect to Third Party Software, Customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party "shrink wrap" or "click" licenses shall govern the use of such software.

5. CHARGES AND PAYMENT

a) Amounts, less any amounts disputed in accordance with Section 19 ("Dispute Resolution"), are due upon receipt of invoice and shall be paid by Customer within 30 days. Any disputed amounts that are determined to be validly billed are due for payment based upon the original invoice date and all other disputed amounts, if any, shall be due upon resolution of the dispute. In the event of non-payment not disputed in accordance with Section 19 ("Dispute Resolution"), Nortel Networks may suspend performance, product shipments or otherwise terminate this Agreement. Customer shall pay interest on any late payments at the rate of 18% per annum (1 1/2 % per month). Nortel Networks will inform Customer in advance whenever additional charges apply. Additional charges shall apply for shipping, insurance and special handling. Switch Products shall be shipped to the installation site(s). Cell site Products shall be shipped to Customer's designated initial delivery location. Customer shall be responsible for the coordination of all cell site delivery arrangements required to comply with project schedule dates and for freight and handling charges from Customer's initial delivery location to the installation sites. Charges for Software may be based on extent of use authorized as specified in a Supplement or invoice. Customer agrees to pay the charges applicable for any activation or usage beyond the authorized level. If any authority imposes a tax, duty, levy or fee, excluding those based on Nortel Networks' net income, upon a Product or Service supplied by Nortel Networks under this Agreement, Customer agrees to pay that amount as specified in the invoice, or supply exemption documentation. Customer is responsible for personal property taxes for each Product from the date of shipment by Nortel Networks. Customer consents without qualification to the sale of receivables, in whole or in part, including all or any part of any associated rights, remedies, and obligations, by Nortel Networks without further notice and authorizes the disclosure of this Purchase and License Agreement and Supplements as necessary to facilitate such sale.

b) With respect to Orders for Products that include Nortel Networks' installation Services therefor, Nortel Networks shall invoice Customer and Customer shall pay in accordance with the following schedule: (i) 80% of the Order shall be invoiced upon shipment of the Products; and (ii) the remaining 20% of such Order will be invoiced upon the earlier of: (a) Customer's acceptance of such Products, such acceptance not to be unreasonably withheld, provided that, Customer shall notify Nortel Networks of its acceptance or of the specific non-conformance within three (3) Business Days of Turnover and any failure of Customer to provide such notice will result in deemed acceptance; or
(b) the date Customer places Products into commercial operation, exclusive of operation for purposes of determining compliance with this Agreement or beta testing, whether or not revenue is actually being generated; or (c) thirty (30) days from Turnover; provided that, the occurrence of either (b) or (c) above shall not relieve Nortel Networks of its obligations under this Agreement.

c) With respect to Orders for Products that do not include Nortel Networks' installation services therefor, Nortel Networks shall invoice Customer for 100% of the Order upon shipment thereof.

6. WARRANTY

a) Nortel Networks warrants that Hardware i) is free from defects in materials and workmanship and ii) substantially conforms to Nortel Networks' published specifications. If Hardware does not function as warranted during the warranty period, Nortel Networks will determine to either i) make it do so, or ii) replace it with equivalent Hardware.

b) Nortel Networks warrants that when Software is used in the specified operating environment it will substantially conform to its published specifications. If Software does not function as warranted during the warranty period, Nortel Networks will provide a suitable fix or workaround or will replace the Software; provided Software is within one software release level of the then-current software.

c) Services will be performed in a professional and workmanlike manner. If Services are not performed as warranted and Nortel Networks is notified in writing by Customer within 30 days, Nortel Networks will re-perform the non-conforming Services.

d) The warranty period for Hardware and Software shall be the warranty period identified in the Nortel Networks warranty matrix in effect at the time of Customer's Order. In the event Nortel Networks determines that repair or replacement as set forth in this Section 6 cannot be made using commercially reasonable efforts, Nortel Networks will refund to Customer the price paid for the Product, less applicable depreciation.

e) No warranty is provided for i) supply items normally consumed during Product operation; ii) failures caused by non-Nortel Networks products; iii) failures caused by a Product's inability to operate in conjunction with other Customer hardware or software; or iv) performance failures resulting from services not performed by Nortel Networks or Customer's


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PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
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failure to purchase all necessary Products under this Agreement. Warranty will be voided by misuse, accident, damage or modification, failure to maintain proper physical or operating environment or improper Customer maintenance. Software is not warranted to operate uninterrupted or error free. THESE WARRANTIES AND LIMITATIONS ARE CUSTOMER'S EXCLUSIVE WARRANTIES AND SOLE REMEDIES AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

f) Nortel Networks provides Third Party Vendor Items on an "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, unless Nortel Networks specifies otherwise. However, such Third Party Vendor Items may carry their own warranties and Nortel Networks shall pass through to Customer any such warranties to the extent authorized.

7. WARRANTY SERVICE

Nortel Networks provides certain types of warranty repair and exchange service, without charge. Nortel Networks will inform Customer of the types of warranty services available to Customer consistent with Nortel Networks standard practices and response times. Nortel Networks Technical Assistance Services ("TAS") are available for warranty repair during the warranty period at no charge only for specified Products. When Customer is required to return Hardware to Nortel Networks for warranty service, Customer agrees to ship it prepaid and suitably packaged to a location Nortel Networks designates. Nortel Networks will return the Hardware to Customer at Nortel Networks' expense. Nortel Networks is responsible for loss of, or damage to, Customer Hardware while it is a) in Nortel Networks' possession or b) in transit back to Customer. Any returned Hardware becomes Nortel Networks' property and, subject to Nortel Networks' receipt of the exchanged Hardware, its replacement becomes the Customer's property. The replacement Hardware may not be new but will be in working order and equivalent to the item exchanged. The warranty period for the Hardware shall be the greater of ninety (90) days from the date of repair or replacement or the remaining Hardware warranty period. Customer agrees to ensure that exchanged Hardware is free of any legal obligations or restrictions that prevent its exchange and represents that all returned items are genuine and unaltered. Where applicable, before Nortel Networks provides warranty services, Customer agrees to a) follow the problem determination, problem analysis, and warranty services request procedures that Nortel Networks provides; b) secure all programs and data contained in Hardware; and c) inform Nortel Networks of changes in the Hardware's location. Post warranty services may be available at Nortel Networks' then-current prices.

8. TITLE AND RISK OF LOSS

Title and risk of loss for ordered hardware shall pass from Nortel Networks to Customer upon delivery to the carrier. Until receipt of the applicable amounts due from Customer hereunder, Customer grants to Nortel Networks a continuing purchase money security interest in the Products sold and/or licensed under this Agreement and agrees to support Nortel Networks in the perfection of such interest. Customer authorizes Nortel Networks to file financing or continuation statements, including amendments thereto, relating to the Products without the signature of Customer where permitted by law. A copy of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement.

9. IMPLEMENTATION AND INSTALLATION SERVICES

a) Customer agrees to provide sufficient, free and safe access to Customer's facilities and a suitable physical environment meeting Nortel Networks' specified requirements to permit the timely installation of Products and/or performance of Services. Nortel Networks will perform its responsibilities in accordance with the standard Nortel Networks statement of work where applicable. Nortel Networks will successfully complete its standard installation and commissioning procedures before it considers Products installed. Nortel Networks, at its expense, may make alterations to any Product and Service as necessary to comply with specifications, changed safety standards or governmental regulations, to make a Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a Product or Service. Except as provided for in the Agreement, Customer is responsible for i) the results obtained from the use of Products and Services;
ii) integration and interconnection with Customer's hardware and/or third party hardware and/or systems; and iii) installation of Furnish-only Products.

b) Nortel Networks shall have no liability as a result of non-performance, failures or poor performance of the Products caused by, resulting from or attributable to Customer-provided designs, specifications or product configuration requirements or Customer's portion thereof. Nortel Networks may rely upon and utilize any Customer-provided designs, studies, specifications or requirements, including but not limited to microwave path studies, RF propagation studies and tower location and loading requirements, without liability therefore. Nortel Networks shall not be responsible for any failures or inadequacies of performance resulting from equipment or facilities or services not supplied and/or installed by Nortel Networks or its subcontractors pursuant to the Agreement, or for interference or disruption of service caused by operation of other radio systems, lightning, motor ignition or other similar interference.

c) Customer may intend to interconnect the Products to equipment and facilities, which may not have been purchased pursuant to this Agreement, and Customer hereby agrees that the making and maintaining of all necessary arrangements (whether commercial, legal or otherwise) with the supplier of such equipment, including not only arrangements necessary to permit the timely performance by Nortel Networks of its responsibilities under this Agreement (e.g., physical and remote dial-up access for installation and services purposes), but also any arrangements necessary for the ongoing operation of the equipment in conjunction with Products, shall be solely the responsibility of Customer, and failure by Customer to timely make or maintain any necessary arrangements shall not excuse Customer from its obligations under this Agreement.

d) Not later than thirty (30) days prior to the earliest ship date relating to any Products covered by the applicable Order, Customer may notify Nortel Networks that Customer i) does not wish to receive shipment of any Products on the date set forth in such Order or applicable work order, or ii) that Customer's facilities are not prepared in accordance with this


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PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
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Agreement in sufficient time for Nortel Networks to make delivery pursuant to the date set forth in the applicable Order or work order. In such case, Nortel Networks shall invoice Customer for a holding fee equal to ten percent (10%) of the Order or portion thereof and Nortel Networks shall, also, have the right to place such Products in storage and Customer shall be liable for all additional transportation, demurrage, loading, storage, and associated costs thereby incurred by Nortel Networks. The shipment of Products to a storage location as provided in this Section 9(c) shall be deemed to constitute shipment of the Products for purposes of invoicing, passage of title and risk of loss, and commencement of the warranty period.

10. CONFIDENTIAL INFORMATION

a) Confidential information ("Information") means i) Software and Third Party Software; and ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser").

b) The party receiving Information ("Recipient") will use the same care and discretion, but not less than reasonable care, to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to i) its employees and employees of its parent, subsidiary or affiliated companies who have a need to know for purposes of carrying out this Agreement; and ii) any other party with the Discloser's prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

c) The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.

d) No obligation of confidentiality applies to any Information that the Recipient i) already possesses without obligation of confidentiality; ii) develops independently; or iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

e) The release of any advertising or other publicity relating to this Agreement requires the prior approval of both parties. f.) The provisions of this Section 10 shall terminate five (5) years following the expiration or termination of this Agreement.

11. PATENTS AND COPYRIGHTS

If a third party claims that Nortel Networks Hardware or Software provided to Customer under this Agreement infringes that party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed in settlement, provided that Customer a) promptly notifies Nortel Networks in writing of the claim and b) allows Nortel Networks to control, and cooperates with Nortel Networks in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the Hardware or Software, or to modify it, or to replace it with one that is equivalent. If Nortel Networks determines that none of these alternatives is reasonably available, Customer agrees to return the Hardware or Software to Nortel Networks on Nortel Networks' written request. Nortel Networks will then give Customer a credit equal to Customer's net book value for the Hardware or Software provided Customer has followed generally-accepted accounting principles. Any such claims against the Customer or liability for infringement arising from use of the Hardware or Software following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Nortel Networks' entire obligation to Customer regarding any claim of infringement. Nortel Networks has no obligation regarding any claim based on any of the following: a) anything Customer provides which is incorporated into the Hardware or Software; b) functionality provided by Nortel Networks at the instruction of Customer; c) Customer's modification of Hardware or Software; d) the combination, operation, or use of Hardware or Software with other products not provided by Nortel Networks as a system, or the combination, operation, or use of Hardware or Software with any product, data, or apparatus that Nortel Networks did not provide; or e) infringement by a Third Party Vendor Item alone, as opposed to its combination with Products Nortel Networks provides to Customer as a system.

12. EQUIPMENT IN ACQUIRED LOCATIONS

In the event Customer acquires new locations during the term of this Agreement, where existing Nortel Networks' hardware is installed which is running or based on Nortel Networks' current MTX-Software, or within two (2) software releases of the then current version, Customer hereby agrees that if it replaces any such Software or hardware, during the term of this Agreement, it will do so with Products manufactured by Nortel Networks only.

13. LAST BID OPPORTUNITY

a) In the event Section 12 ("Equipment in Acquired Locations") is not applicable, in each case in which Customer requests one or more wireless infrastructure equipment vendors to provide a bid or offer to sell with respect to Customer's purchase of wireless equipment, of a type that is functionality equivalent for Customer's intended use to the Products and Services sold by Nortel Networks, Customer shall give Nortel Networks an opportunity to provide a last bid or offer to sell its equipment after all other vendors have made their final bid(s) or offer(s) ("Last Bid") in accordance with Section 13(b), below. Such Last Bid may be Nortel Networks' first opportunity to bid or offer, or may be a bid or offer by Nortel Networks subsequent to its first bid or offer. Customer is not required to accept the Last Bid as the winning bid or offer.

b) Subject to Section 13(a) above, at such time as no further bids or offers are being accepted by Customer from vendors other than Nortel Networks, Customer shall notify Nortel Networks in writing, with written receipt from Nortel Networks, that Nortel Networks may make its Last Bid. Within twenty-four (24) hours after Nortel Networks' receipt of such notice of Last Bid from Customer, Nortel Networks shall either provide its Last Bid or provide Customer with written notice declining to make a Last Bid. If Nortel Networks does not respond to Customer within twenty-four (24) hours after receipt


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of Last Bid notice, Customer may deem that Nortel Networks has declined to offer such Last Bid.

14. NETWORK EVOLUTION COMMITMENT

a) If, during the first twelve (12) months of the Term or as extended by Nortel Networks in writing, Customer agrees in writing to purchase a Net Price of no less than * of the Nortel Networks' Products and Services agreed by the parties to be required for Customer's Network Evolution Project ("Network Evolution Commitment"), Nortel Networks shall, upon receipt of the first Order pursuant to the Network Evolution Commitment ("Initial Network Evolution Order"), provide Customer with the discount as discussed below. Customer shall issue Orders, as described herein, to purchase Products and Services in fulfillment of the Network Evolution Commitment and shall clearly indicate on such Orders that such Products or Services are being Ordered pursuant to the Network Evolution Commitment. Customer shall accept full delivery and make full payment (in accordance with Section 5 "Charges and Payment") for all Products and Services Ordered pursuant to the Network Evolution Commitment no later than thirty-six
(36) months from issuance of the Network Evolution Commitment ("Network Evolution Term"). In the event that Customer fails to achieve the Network Evolution Commitment prior to the expiration or termination of the Network Evolution Term, Customer shall promptly pay Nortel Networks, as a liquidated damage and not as a penalty, an amount equal to twenty percent (20%) of that portion of the Network Evolution Commitment that remains unfulfilled prior to the expiration or termination of the Network Evolution Term. Such amount shall be due and payable within thirty (30) days of Nortel Networks' invoice therefor.

b) Upon receipt and acceptance of the Initial Network Evolution Order, Nortel Networks shall grant to Customer purchase credits in an amount equal to * of the Net Price paid by Customer for Annex 1 Products purchased/licensed and accepted within the current calendar year prior to the date of receipt by Nortel Networks of the Network Evolution Order to be used in accordance with Section 14(c) below ("Purchase Credits"). Additionally, upon the expiration of each three (3) month period following the acceptance of the Initial Network Evolution Order, Nortel Networks will provide Customer with Purchase Credits in an amount equal to * of the Net Price of Annex 1 Products purchased/licensed and accepted by Customer during the preceding three (3) month period. Example: If Nortel Networks accepts the Initial Network Evolution Order on July 1, 2002, then Customer would receive Purchase Credits in an amount equal to * of the Net Price of Annex 1 Products purchased and paid for by Customer between January 1, 2002 and July 1, 2002. Additionally, on October 1, 2002, Customer would receive additional Purchase Credits in an amount equal to * of the Net Price of Annex 1 Products purchased and accepted between July 1, 2002 and October 1, 2002. Customer would continue to receive Purchase Credits each quarter thereafter, as described herein, until the expiration or termination of the Term.

c) Purchase Credits provided pursuant to this Section 14 may only be used by Customer to pay for Nortel Networks' radio frequency ("RF") optimization Services ordered pursuant to this Agreement and purchase orders for Nortel Networks' wireless Services placed pursuant to the Services and Support Plan Agreement, ("SSP Agreement") originally executed by the parties on or about September 14, 2000, as amended; provided, however, that Purchase Credits may only be applied to such orders placed and accepted following receipt of the Network Evolution Commitment. Such Purchase Credits may not be used to pay for Orders of Annex 1 Products placed pursuant to this Agreement. Purchase Credits must be used within one (1) year from the date such Purchase Credits were provided, after which such Purchase Credits will be forfeited, and shall have no cash value.

d) In the event that Customer fails to achieve the Network Evolution Commitment by the end of the Network Evolution Term, Nortel Networks shall invoice Customer for the amount of credits provided to and used by Customer. Customer agrees to pay such invoice within thirty (30) days of receipt thereof. This does not limit Nortel Networks' right to seek any other remedy(s) it may have in law or equity for Customer's failure to satisfy the Network Evolution Commitment.

e) Customer and Nortel Networks acknowledge and agree that purchases made pursuant to the Network Evolution Commitment shall not count toward Customer's fulfillment of the Volume Commitment.

15. LIMITATION OF LIABILITY

In no event shall Nortel Networks or its agents or suppliers be liable to Customer for more than the amount of any actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort (including negligence) or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 11 Patents and Copyrights. IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: a) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN SECTION 11; b) LOSS OF, OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR c) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

16. TRAINING CREDITS

a) Beginning in calendar year 2002, during each calendar year of the Term and subject to Section 2(b) ("Orders/Commitment"), Customer shall receive an annual credit of * to be applied toward tuition fees for Nortel Networks' training products and services ("Training Bank Dollars"), provided that Customer notifies Nortel Networks of its intent to apply Training Bank Dollars toward tuition costs for training prior to Nortel Networks issuance of invoices for such training. Training Bank Dollars must be used within the calendar year in which they are provided to Customer, such that Customer shall use no more than * of Training Bank dollars during any calendar year of the Term.

----------

*Confidential information has been entitled and filed separately with the Securities and exchange Commission.

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Any Training Bank Dollars not used within the calendar year they are provided shall be deemed forfeited by Customer and have no cash value. The Training Bank Dollars may be applied to all training media offerings, including (but not limited to) Nortel Networks instructor-led classroom training at a Nortel Networks facility, Nortel Networks instructor-led classroom training at the Customer location (Customer site training), self- paced training, and eLearning training medias. Nortel Networks may change, modify, update and/or add training programs at any time. Customer shall bear the cost of transportation, meals, lodging or any other incidental expenses of Customer personnel to, from and during training. Training Bank Dollars may only be used to train people employed by Customer and not independent contractors, consultants, or the like without the written consent of Nortel Networks, such consent not to be unreasonably withheld. The availability of any training shall be subject to any prerequisites identified by Nortel Networks. Customer agrees that the courseware and instructional material are confidential information provided by Nortel Networks and shall hold the courseware and instructional material in confidence in accordance with the confidentiality provisions of this Agreement.

b) Any charges for training to which Customer does not apply Training Credits shall be payable by Customer to Nortel Networks at Nortel Networks' then-current prices and Customer shall render payment thirty (30) days following receipt of an invoice therefore.

17. CO-MARKETING FUND

a) Subject to this Section 17, during the Term of the Agreement, Nortel Networks will provide Customer with a sum of money to be used for Customer's marketing and/or advertising wherein Nortel Networks' equipment is featured and/or referenced ("Co-Marketing Funds"). In consideration for such Co-Marketing Funds, Customer agrees to Order, pay for and accept Products with a minimum Net Price of i) * of the Volume Commitment over the first two (2) calendar years of the Term and, ii) * during the third year of the Term for a total of * over the entire Term; provided that any purchases made in excess of * in the first two
(2) years shall count toward Customer's fulfillment of the second commitment (""Co-Marketing Purchase Commitments"). Nortel Networks will submit Co-Marketing Fund payments based on the following schedule:

                             Co-Marketing Fund Payment
Year 1:
     January 15, 2002               $*
     July 15, 2002                  $*
Year 2:
     January 15, 2003               $*
     July 15, 2003                  $*
Year 3:
     January 15, 2004               $*
     July 15, 2004                  $*

b) In the event Customer does not fulfill either and both of its Co-Marketing Purchase Commitments, Nortel Networks will determine the amount of the unearned Co-Marketing Funds relative to the percentage of the commitment not met and invoice Customer for the amount of the unearned Co-Marketing Funds accordingly. Customer agrees to pay such invoice within thirty (30) days of receipt. By way of example, if Customer purchases a Net Price of * of Nortel Networks Products over the first two (2) calendar years of the Term, then Nortel will invoice Customer for an amount equal to one-half of the Co-Marketing Funds or *. Additionally, if at the end of the Term Customer's total purchases equal *, then Nortel shall invoice Customer for an amount equal to forty percent of the Co-Marketing funds provided during the third calendar year of the Term or *.

c) The total amount of Co-Marketing Funds that Nortel Networks shall be obligated to provide pursuant to this Agreement shall not exceed a total of * during any calendar year. Any Co-Marketing Funds not used within the Term will be forfeited upon termination or expiration of this Agreement and shall have no cash value.

d) As a condition to receiving Co-Marketing Funds, as set forth above, Customer shall provide Nortel Networks with the following: i) payment in full for any invoices issued by Nortel Networks for Orders received and accepted during the applicable calendar year period which may have become due; ii) a written, detailed description of Customer's marketing and/or advertising plan for use of such applicable Co-Marketing Funds; and iii) a written request for payment of such previously deposited Co-Marketing Funds; provided, however, prior to Customer's use of any Co-Marketing Funds, Nortel Networks shall provide approval of such marketing and/or advertising, such approval not to be unreasonably withheld.

e) Customer hereby acknowledges and agrees to use Co-Marketing Funds in accordance with Nortel Networks' standard trademark and advertising guidelines, that it shall use Nortel Networks' trademarks only as specifically permitted by Nortel Networks, and that it shall not engage in any activity that jeopardizes the value and/or validity of Nortel Networks' name or trademarks. Nortel Networks shall have an absolute veto right to Customer's use of Nortel Networks' name and trademarks in any advertising sponsored by Customer. Customer shall obtain approval of all proposed advertising activities that feature and/or reference Nortel Networks and/or its products prior to running such advertising. Nortel Networks may withdraw approval of any advertisement/promotional activity at any time and if it does so, Customer shall use commercially reasonable efforts to cancel or change such advertising. Nortel Networks approval of any advertisements or marketing activities shall in no way construe, or be construed, as an endorsement of Customer's products/services.

f) Subject to Section 17 (h) and in consideration of Customer's past purchases of Nortel Networks' Products and Services, Nortel Networks agrees to contribute to Customer's internal appreciation and other approved programs scheduled for the remainder of calendar year 2001 (pertains to the Circle of Excellence Program, only) and for calendar year 2002. The contributions shall be used for the events listed below or other similar programs in amounts no less than those indicated:

----------

*Confidential information has been entitled and filed separately with the Securities and exchange Commission.



Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
================================================================================


         1) Customer's Circle of Excellence Program- * ;

         2) Customer's President's Club Program- * ;

         3) Customer's Invitational Program (limited to one event per calendar year)- * .

g) If, during each calendar year of 2002 and 2003, Customer purchases and makes full payment for Products with a minimum total Net Price of * per year, Nortel Networks shall contribute to Customer's internal appreciation and other approved programs, as discussed in Section 17 (f), for the following calendar year, 2003 and 2004 respectively, unless the conditions of Section 17(h) have not been satisfied. During the fourth quarter of each calendar year, Nortel Networks will determine the amount of purchases Customer has made during such year. If Customer has satisfied its obligations set forth above and is not in breach of this Agreement, Nortel Networks will make the contributions referenced in
Section 17(f) above available to Customer in the following calendar year. For example, if Customer purchases * in calendar year 2002, Nortel Networks will make the contributions during calendar year 2003. In the event that Customer fails to make purchases at the levels discussed above, Nortel Networks shall not be obligated to make any contributions.

h) As a condition to receiving the contributions, as set forth above, Customer shall provide Nortel Networks with a written request for payment of such no less than thirty (30) days prior to the commencement of the internal appreciation or other approved event. In the event that a specific program is cancelled and therefore not held during an applicable calendar year, the amounts for such program may, upon Customer's request and Nortel Networks' written approval, be used by Customer for a significantly similar program or event within the same calendar year as the cancelled event or program.

i) Customer and Nortel Networks acknowledge and agree that purchases made toward fulfillment of the purchase requirement of Section 17(g) above shall count toward Customer's fulfillment of the Volume Commitment.

18. SWITCH SOFTWARE LICENSE FEES

a) Each calendar year during the Term, Nortel Networks shall invoice Customer for license fees for each DMS-MTX Software load (as described in Subsection d) herein) on a per Switch basis. Each calendar year, Nortel Networks shall invoice
Customer an amount equal to the product of  *   times the greater of the number
of subscribers on an applicable Switch at Turnover or at the time of the audit, as described herein ("Software License Fee"); provided, however, that such fee
shall not exceed   *   per Switch per calendar year. Subject to Subsection c)
below, Nortel Networks shall invoice Customer for the Software License Fees after its completion of the audit described in Subsection b) below.

b) Except for the instances described in Subsection c) below, commencing in 2001, during the month of December of each calendar year during the Term, Nortel Networks shall audit each Switch acquired and owned by Customer, including any Switch(es) acquired by Customer in accordance with Section 12 (Equipment in Acquired Locations) (each a "Newly Acquired Switch") to determine the number of subscribers per Switch for purposes of calculating the applicable Software License Fee. Customer hereby gives Nortel Networks the right to conduct at its discretion such audit either remotely or on-site. If Nortel Networks elects to perform such audit on-site, Customer shall provide free and safe access.

c) In the event Turnover of a Newly Acquired Switch occurs after Nortel Networks has conducted its annual audit described in Subsection b) above, Nortel Networks may invoice Customer for the Software License Fee defined in Subsection a) above, such initial Software License Fee being prorated for the remainder of the calendar year in which such Newly Acquired Switch is installed.

d) For the Software License Fee, Customer shall be provided with one (1) DMS-MTX standard, commercially available Software release per Switch, as offered by Nortel Networks to its customers for 800 MHz AMPS/TDMA and 1900 MHz AMPS/TDMA Equipment application during the applicable calendar year. Customer may license additional Software releases offered by Nortel Networks to its customers for each such Switch in a given calendar year during the Term in addition to the Software release included in such Software License Fee by paying Nortel Networks for all applicable fees and charges including, but not limited to, all service fees incurred for the installation of such Software on a per Switch basis ("Software Application Service Fee"). All Software releases licensed by Customer hereunder shall include all Software, whether base or optional features, contained in the standard, commercially available DMS-MTX Software ("DMS-MTX Core Software"). Such DMS-MTX Core Software shall not include the following:

         1) all CDMA-specific Software features, including, but not limited to, IS-634 open interface and all other CDMA-specific interfaces; and,

         2) Software operating on an adjunct platform.

In all cases, the applicable Software License Fee and/or Software Application Service Fee are exclusive of any Hardware required to operate the Software.

e) In the event Customer makes the Network Evolution Commitment by the end of the Network Evolution Term as described in Section 14 in the Agreement, Nortel Networks will reduce the Software License Fee from * per subscriber to * per subscriber as described in Subsection a) above for all audits taking place following Nortel Networks' receipt of the Network Evolution Commitment. Notwithstanding the foregoing, Customer shall continue to be responsible for any and all Software Application Service Fees incurred. In the event that Customer fails to achieve the Network Evolution Commitment by the end of the Network Evolution Term, Nortel Networks shall invoice Customer for the amount of additional Software License Fees due for calculation periods taking place after Customer makes the Network Evolution Commitment. By way of example, if during calendar year 2002 Customer were to make the Network Evolution Commitment, Nortel Networks would calculate the Software


----------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.




Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

PURCHASE AND LICENSE AGREEMENT                            [NORTEL NETWORKS LOGO]
================================================================================


License Fee using * per subscriber going forward from such time. If Customer were to fail to meet the Network Evolution Commitment, Nortel Networks would invoice Customer for a Software License Fee in an amount equal to the product of
* times the number of subscribers per Switch calculated following the date that the Network Evolution Commitment was made. This does not limit Nortel Networks' right to seek any other remedy(s) it may have in law or in equity for Customer's failure to satisfy the Network Evolution Commitment.

f) Customer shall pay any applicable invoice described herein within thirty (30) days of the date of such invoice.

19. DISPUTE RESOLUTION

If any disagreement, including payment disputes under Section 5 ("Charges and Payment"), cannot be resolved by the representatives of the parties with day-to-day responsibility for this Agreement within thirty (30) days of written notice of a dispute, then such matters shall be referred to an executive level representative of each of the parties. The executive representatives shall conduct fact-to-face negotiations at a neutral location or such other location as shall be mutually agreed upon. If these executive representatives are unable to resolve the dispute within ten (10) business days after either party requests the involvement of the executive representatives, then either party may, but is not required to, avail itself of any remedies available at law or equity. Each party agrees that during such negotiation, it will faithfully continue performance as outlined herein.

20. GENERAL

a) With the exception of (i) an assignment or transfer to Customer's successor-in-interest in connection with a transfer (or other termination) of Customer's ownership of the FCC License to provide wireless telecommunications in any specific market; provided, that such successor-in-interest is not a Direct Competitor of Nortel ("Sale") or (ii) an assignment or transfer to which Nortel Networks has consented in writing, such consent not to be unreasonably withheld, Customer agrees not to assign, or otherwise transfer this Agreement or Customer's rights under it, or delegate Customer's obligations, to a successor-in-interest without giving Nortel Networks prior written notice and any attempt to do so is void. Any successor-in-interest or assignee must sign a Software license agreement with Nortel Networks and be subject to any Software license fees prior to any assignment or transfer of the Software license rights conferred thereunder. Upon Customer's Sale of Products, Customer shall give Nortel Networks notice of such sale, transfer or assignment.

b) Customer represents and warrants that it is buying Products and/or Services for its own internal use and not for resale. Customer agrees to comply with all applicable laws including all applicable export and import laws and regulations. Neither Customer nor Nortel Networks will bring a legal action under this Agreement more than two years after the cause of action arose.

c) Neither party is responsible for failure to fulfill any obligations due to causes beyond its control. In the event that any provision of this Agreement or portions thereof are held to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect.

d) The terms and conditions of this Agreement, including the Services Supplement and Supplemental Terms Annexes 1 and 2, attached hereto and contained herein, form the complete and exclusive agreement between Customer and Nortel Networks and replace any prior oral or written proposals, agreements, correspondence or communications regarding the subject matter hereof. The parties hereby agree to terminate the existing DMS-MTX Cellular Supply Agreement dated on or about December 6, 1995, as amended ("Supply Agreement"), as of the Effective Date of this Agreement; provided that, the terms of the Supply Agreement shall continue to apply to any outstanding and unfulfilled purchase orders and any unresolved claims thereunder. Notwithstanding the preceding, the following terms and conditions shall survive such termination: Sections 7 (" Warranties, Remedies and Limitation of Warranties and Remedies and Disclaimers of Warranties and Liability"), 9 ("Patent or Copyright Infringements"), 10 ("Software License"), 12 ("Remedies"), 15 ("Coverage, Interference and Third-Party Facilities"), 16 ("Regulatory Compliance"), 19 ("Release of Information"), 20 ("Confidentiality"), 21 ("Interconnection to Switch"), and 24 ("General").

e) In the event of a conflict between this Purchase and License Agreement and a Supplement, the terms in any Supplement(s) prevail. Any changes to this Agreement must be made by mutual agreement in writing.

f) All Customer's rights and all of Nortel Networks' obligations are valid only in the country in which the Products and Services were supplied.

g) the laws of the State of New York govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract.

----------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.




DOBSON COMMUNICATIONS CORPORATION

By: Signature on file
   ----------------------------------------------------
Name: Timothy J. Duffy
     --------------------------------------------------
Title: Vice President and Chief Technical Officer
      -------------------------------------------------
Address:
        -----------------------------------------------
State of Incorporation: Oklahoma
                       --------------------------------
Tax I.D. Number: 73-1513309
                ---------------------------------------
Date: 11-20-01
     --------------------------------------------------

NORTEL NETWORKS INC.

By: Signature on File
   ----------------------------------------------------
Name: Walt Megura
     --------------------------------------------------
Title: RVP Western Region
      -------------------------------------------------
Address: 2221 Lakeside Blvd., Richardson, TX 75082
        -----------------------------------------------
Date: 11-21-01
     --------------------------------------------------


Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

SERVICES SUPPLEMENT TO THE PURCHASE AND LICENSE AGREEMENT [NORTEL NETWORKS LOGO]
================================================================================


The various Services that Customer may obtain from Nortel Networks, associated pricing, and the manner in which they will be provided are governed by this Services Supplement ("Supplement"). The terms and conditions provided in this Supplement will apply solely to the provision of Services.

1. DEFINITIONS

(a) "Deliverables" means all Materials and Software delivered to Customer pursuant to an Order, but specifically excluding Tools.

(b) "Materials" means any and all designs, documentation and other work product prepared by Nortel Networks and delivered to Customer pursuant to an Order (and specifically excluding Software).

(c) "Statement of Work" is a document, prepared by Nortel Networks, describing the scope of work, estimated schedule, prices, Deliverables, and other relevant terms specific to a Service, which may, from time to time, be mutually agreed to in writing by Customer and Nortel Networks. A Statement of Work shall be governed by the terms and conditions of, and constitute a part of, this Supplement.

(d) "Services Descriptions" means Nortel Networks published specifications for certain Services in effect at the time Nortel Networks accepts an Order.

(e) "Tools" mean any diagnostics, documentation, test equipment or other items used by Nortel Networks in the performance of the Services.

2. CHARGES AND PAYMENT

Fees for Services may be based on a fixed price, time and materials, time and materials with deliverables or other commercial arrangement, as specified in an Order. Unless otherwise included as part of a fixed price, Customer will reimburse Nortel Networks for all reasonable out-of-pocket expenses incurred by Nortel Networks in performing the Services (including, without limitation, all reasonable travel, meal, lodging and mileage expenses) plus standard and applicable administration fees. All fees for Services are subject to annual review and adjustment by Nortel Networks. Unless otherwise provided in a valid Nortel Networks quotation, proposal or Statement of Work, Nortel Networks shall invoice Customer one hundred percent of the price of the Services upon completion unless the Service continues beyond thirty days, in which case Nortel Networks shall invoice Customer at the end of each month for the Services performed in that month. Certain ongoing Services (for example maintenance and managed services) ordered by Customer may be invoiced in advance of the performance of such Services by Nortel Networks.

3. CHANGES TO ORDERS

The parties may, by mutual agreement, make changes to the scope of work, schedule, prices, deliverables or other substantive aspects of the Services ("Change"). The party asking for a Change shall describe in writing the details of the requested Change ("Change Order Request"). The prices are based on Nortel Networks providing the Services only as herein specified or as specified in an accepted Order or statement of work. Should any factors (e.g., changed site conditions) cause a material change in scope or an increase in the Services to be provided, Nortel Networks may, without liability, suspend performance of such Services and request a change to the applicable Order to reflect the increased costs of Nortel Networks' performance and/or Nortel Networks' performance of additional Services. Nortel Networks shall be granted an equitable extension in the time for performance due to the occurrence of any such changed conditions or other factors outside Nortel Networks' control. Nortel Networks shall provide in writing to Customer a summary of any and all adjustments to the charges and other changes resulting from the Change Order Request. In no event shall any Change be effective or acted upon in any way until such time as (i) an authorized representative of both parties has agreed to the terms of the Change Order Request in writing and (ii) Nortel Networks receives an Order from Customer for any additional amounts resulting from the Change Order Request.

4. CUSTOMER RESPONSIBILITIES

Customer agrees to cooperate with Nortel Networks in the performance by Nortel Networks of the Services, including, without limitation, providing Nortel Networks with sufficient, free and timely access and availability as required by Nortel Networks to facilities, data, information and personnel of Customer; including the recovery by Nortel Networks of any Tools. In addition, Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel Networks. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments. It is understood and agreed that the Services provided by Nortel Networks may include the advice and recommendations of Nortel Networks, but all decisions in connection with the implementation of such advice and recommendations shall be the sole responsibility of, and made by, Customer.

5. PERSONNEL

Nortel Networks and Customer are each responsible for the supervision, direction, compensation and control of their own employees and subcontractors. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by Nortel Networks. Neither party shall knowingly solicit to hire employees of the other party with whom it had contact as a result of the performance of the Services for a period ending six months after completion of the Services. Neither party shall be precluded from conducting generalized searches for employees (and hiring those employees who respond to generalized searches) either through the use of search firms or advertisements in the media, provided that searches are not specifically targeted to employees providing Services.

6. PATENTS AND COPYRIGHTS

Nortel Networks will indemnify Customer against any third party claims that any Materials infringe such third party's patents or copyrights. Such indemnity will be in accordance with Section 11, Patents and Copyrights, as set forth in the Purchase and License Agreement. In the event Customer is required to return to Nortel Networks any Materials in accordance with that provision, Nortel Networks will give Customer a credit equal to the amounts paid by Customer for the infringing Materials returned.


Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

SERVICES SUPPLEMENT TO THE PURCHASE AND LICENSE AGREEMENT [NORTEL NETWORKS LOGO]
================================================================================


7. INTELLECTUAL PROPERTY RIGHTS

(a) Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to (i) all methodologies, designs, engineering details, and other data pertaining to the Services and the Materials delivered,
(ii) all original works, computer programs, updates developed in the course of providing the Service (except Customer's developed programs), (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services and
(iv) any and all products (including software and equipment) developed as a result of the Services. The performance by Nortel Networks of Services shall not be deemed work for hire.

(b) Nortel Networks grants to Customer a perpetual, non-exclusive, world-wide, paid up license to use, copy and modify the Materials produced by Nortel Networks and delivered to Customer in the performance of Services solely for Customer's internal business purposes.

(c) It is understood between the parties that Nortel Networks will employ its know-how, techniques, concepts, experience and expertise, as well as all other intellectual property, including that to which it reserves its rights hereunder, to perform services the same as or similar to the Services for others.

8. MAINTENANCE SERVICES

Nortel Networks provides Product maintenance Services either at Customer's location or at a service center to keep Products in, or restore them to, conformance with published specifications.

(a) To be eligible for maintenance Services, the Products must be in good operating condition and at revision levels supported by Nortel Networks.

(b) Relocation of Products under maintenance Services may result in adjustments to the price and response times. Continued maintenance Services for such Products are subject to reasonable availability from Nortel Networks or an authorized maintenance service provider.

(c) The warranty service terms in Section 7 Warranty Service and exclusions in
Section 6(e) of the Purchase and License Agreement shall also apply to post warranty Product maintenance Services.

9. GENERAL

In the event of a conflict between this Supplement and any other documents attached hereto or referenced herein, the terms in this Supplement prevail.

10. PRICING AND AVAILABLE SERVICES

The Services to be provided and/or the applicable pricing shall be as set forth in (i) an accepted Nortel Networks' proposal, (ii) a Statement of Work or (iii) the Services Descriptions.


Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

WARRANTY MATRIX                                           [NORTEL NETWORKS LOGO]
================================================================================


Products may be purchased only in countries where Nortel Networks makes these products available for purchase and use.

The following Hardware and Software items shall have the corresponding warranty periods:

     CARRIER PRODUCTS                                          HARDWARE                        SOFTWARE
     ----------------                                          --------                        --------
     DMS, Optical Networks, and Wireless product families      12 months from ship date        12 months from ship date

     CVX, SS7 Gateway, UE IMAS, Alteon and Shasta              12 months from ship date        90 days from ship date
     products

     Carrier Data Products (Passport; Bay and Micom            See current Nortel Networks     See current Nortel Networks
     products)                                                 price list.                     price list.

     All other product families not listed (unless specified   90 days from ship date          90 days from ship date
     otherwise in writing)

The following Products require an Enterprise Supplement to enable purchase.

     ENTERPRISE PRODUCTS                                       HARDWARE                        SOFTWARE
     -------------------                                       --------                        --------
     Data Products (e.g., Access CN, Advanced Video,           See current Enterprise Data     See current Enterprise Data
     Backbone CN, Baystack, Business Communications            Products Product Catalog        Products Product Catalog
     Manager, Contivity, Instant Internet, Net ID, Passport
     LAN and WAN Solutions)

     Portal Products                                           90 days from ship date          90 days from ship date

The following Products require an eBusiness Solutions Supplement to enable purchase.

     eBUSINESS PRODUCTS                                        HARDWARE                        SOFTWARE
     ------------------                                        --------                        --------
     Clarify ECRM and eBusiness Service Provider Products      As quoted                       As quoted

This Warranty Matrix may be revised from time to time.


                                                 Nortel Networks Warranty Matrix
                                                             Version 2 - 05/2001

SUPPLEMENTAL TERMS ANNEX 1                                [NORTEL NETWORKS LOGO]
================================================================================


                           SUPPLEMENTAL TERMS ANNEX 1
                                       TO
                         PURCHASE AND LICENSE AGREEMENT
                                     BETWEEN
                              NORTEL NETWORKS INC.
                                       AND
                        DOBSON COMMUNICATIONS CORPORATION


The supplemental terms and conditions below, including defined terms, take precedence over any conflicting terms and conditions specified in the Section(s) noted below or elsewhere in the Purchase and License Agreement, with respect to the wireless Products identified in this Supplemental Terms Annex 1 ("Annex 1 Products"), attached hereto and incorporated herein.

1. With respect to Section 5 (Charges and Payments) of the Purchase and License Agreement, amend such Section as follows:

     a)   Renumber the existing Section 5 as Section 5(a); and

     b)   Add the following sections:

          "5(b) In consideration of the Volume Commitment set forth in the Agreement, for Annex 1 Products purchased/licensed during the Term, Nortel Networks grants to Customer the following discounts to be applied against Nortel Networks' then-current list price:

                        Product                                              Discount
                        -------                                              --------
                        Switch/TDMA Hardware                                   *
                        Cell Site Hardware (exclusive of radios/amplifiers)    *
                        BSC/BTS                                                *
                        CDMA Software                                          *
                        Services are not discountable.
                        (Note: This discount level applies to either 800 MHZ or 1900 MHZ equipment)

          5(c) Customer may purchase TRU-III/SCLPA(s) or TRU-II/SCLPA(s) for the Net Price per radio/amplifier unit of * for either 800 MHZ or 1900 MHZ radios."

----------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.





Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION

SUPPLEMENTAL TERMS ANNEX 2                                [NORTEL NETWORKS LOGO]
================================================================================


                           SUPPLEMENTAL TERMS ANNEX 2
                                       TO
                         PURCHASE AND LICENSE AGREEMENT
                                     BETWEEN
                              NORTEL NETWORKS INC.
                                       AND
                        DOBSON COMMUNICATIONS CORPORATION

Each of the following companies has been identified by Dobson Communications Corporation as a potential purchaser (hereafter referred to as "Affiliate") under the terms of the Agreement. Each Affiliate agrees that terms and conditions specified in the Agreement, including, but not limited to, Section 4 ("Licensed Use of Software"), Section 10 ("Confidential Information"), Section 12 ("Equipment in Newly Acquired Markets") and Section 13 ("Last Bid Opportunity"), shall govern all Orders submitted by such Affiliate and accepted by Nortel Networks during the Term of the Agreement. During their participation in this Agreement, Dobson Communications Corporation absolutely, irrevocably and unconditionally guarantees the performance and payment of every Affiliate issuing Orders and/or otherwise acting under this Agreement and any contract created thereby. With respect to American Cellular Corporation ("ACC"), if Dobson or one of its majority owned subsidiaries neither manages nor owns a controlling interest in ACC, and Dobson notifies Nortel Networks of such in writing, and there remains an unfilled purchase commitment under the Agreement, Dobson and Nortel Networks agree to assign and allocate up to thirty-three percent (33%) of the unfulfilled commitment to ACC upon a new agreement between Nortel Networks and ACC being entered into with substantially similar terms to those contained within the Agreement. Upon ACC's written acceptance of such assignment, Nortel Networks will reduce Dobson's remaining commitment by such assigned amount.

Affiliate Name:
Dobson Cellular Systems, Inc.
Santa Cruz Cellular Telephone, Inc.
Sygnet Communication, Inc.
American Cellular Corporation

This annex may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

DOBSON COMMUNICATIONS CORPORATION                       SYGNET COMMUNICATIONS, INC.

By: /s/ TIMOTHY J. DUFFY                                By: /s/ TIMOTHY J. DUFFY
   -----------------------------------------------         -----------------------------------------------
Name: Timothy J. Duffy                                  Name: Timothy J. Duffy
     ---------------------------------------------           ---------------------------------------------
Title: Vice President and Chief Technical Officer       Title: Vice President and Chief Technical Officer
      --------------------------------------------            --------------------------------------------
Address:                                                Address:
        ------------------------------------------              ------------------------------------------
State of Incorporation: Oklahoma                        State of Incorporation: Ohio
                       ---------------------------                             ---------------------------
Tax I.D. Number: 73-1513309                             Tax I.D. Number: 04-3239455
                ----------------------------------                      ----------------------------------
Date:                                                   Date:
     ---------------------------------------------           ---------------------------------------------

DOBSON CELLULAR SYSTEMS, INC.                           AMERICAN CELLULAR CORPORATION

By: /s/ TIMOTHY J. DUFFY                                By: /s/ TIMOTHY J. DUFFY
   -----------------------------------------------         -----------------------------------------------
Name: Timothy J. Duffy                                  Name: Timothy J. Duffy
     ---------------------------------------------           ---------------------------------------------
Title: Vice President and Chief Technical Officer       Title: Vice President and Chief Technical Officer
      --------------------------------------------            --------------------------------------------
Address:                                                Address:
        ------------------------------------------              ------------------------------------------
State of Incorporation: Oklahoma                        State of Incorporation: Delaware
                       ---------------------------                             ---------------------------
Tax I.D. Number: 73-1364699                             Tax I.D. Number: 22-3043811
                ----------------------------------                      ----------------------------------
Date:                                                   Date:
     ---------------------------------------------           ---------------------------------------------

SANTA CRUZ CELLULAR TELEPHONE

By: /s/ TIMOTHY J. DUFFY
   -----------------------------------------------
Name: Timothy J. Duffy
     ---------------------------------------------
Title: Vice President and Chief Technical Officer
      --------------------------------------------
Address:
        ------------------------------------------
State of Incorporation: California
                       ---------------------------
Tax I.D. Number: 94-3051213
                ----------------------------------
Date:
     ---------------------------------------------


Dobson-dsf-11.12.01

                            CONFIDENTIAL INFORMATION